Exhibit 10.2

THIS 0% CONVERTIBLE NOTE IS ISSUED IN EXCHANGE FOR CERTAIN DEBTS OWED TO SIRENGPS, INC. FUNDING CORP. UPON THE NOVEMBER 6, 2015 EXECUTION BY THE COMPANY OF A STRATEGIC TRANSACTION AGREEMENT. FOR PURPOSES OF RULE 144, THIS NOTE SHALL BE DEEMED TO HAVE BEEN ISSUED ON FEBRUARY 17, 2016.

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION.  AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

0% CONVERTIBLE PROMISSORY NOTE

OF

HDS INTERNATIONAL CORP.

Issuance Date:  February 17, 2016
Assumption of the obligation: February 17, 2016
Total Face Value of Note: $60,000.00 USD

This Note is a duly authorized Convertible Promissory Note of HDS International Corp. a corporation duly organized and existing under the laws of the State of Nevada (the “Company”), designated as the Company's 0% Convertible Promissory Note due August 17, 2017 (“Maturity Date”) in the principal amount of $60,000.00 (the “Note”).

For Value Received And In Order To Facilitate A Settlement Of Disputes Between SirenGPS And Eric Utsey, the Company hereby promises to pay to the order of SirenGPS, Inc. or its registered assigns or successors-in-interest (“Holder”) the principal sum up to of $60,000.00 and to pay interest on the principal balance hereof at the rate of 0%.

This Note may be prepaid in whole or in part at any time at par with 72 hour notice provided by the Issuer to the Holder.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

 $60,000.00 Convertible Note
Issued by: HDS International Corp.
Holder: SirenGPS, Inc.

For purposes hereof the following terms shall have the meanings ascribed to them below:

 “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

 “Conversion Price” shall be equal to 80% of the lowest trading price of the Company’s common stock during the 20 consecutive trading days prior to the date on which Holder elects to convert all or part of the Note. Holder may not engage in any trading, “shorting” or “hedging” transaction(s) in the Company’s common stock prior to conversion.

 “Principal Amount” shall refer to the original principal amount of this Note.

“Trading Day” shall mean a day on which there is trading on the Principal Market.

“Underlying Shares” means the shares of common stock into which the Note is convertible (including interest or principal payments in common stock as set forth herein) in accordance with the terms hereof.

The following terms and conditions shall apply to this Note:

Section 1.00  Conversion.

(a) Conversion Right.  Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at the Holder's option, at any time beginning seven months after issuance date of the Note (i.e., August 17, 2016), to convert the outstanding Principal Amount and interest under this Note in whole or in part, subject to limitations on % ownership of the common stock of the Company at 9.99% at any given time and a maximum dollar amount of conversion of the note into common stock of $5,000.00 of principal during any 30-day period.

(b) The date of any Conversion Notice hereunder and any Payment Date shall be referred to herein as the “Conversion Date”.

(i) Stock Certificates or DWAC.  The Company will deliver to the Holder, or Holder’s authorized designee, no later than two 2 Trading Days after the Conversion Date, a certificate or certificates (which certificate(s) shall be free of restrictive legends and trading restrictions) representing the number of shares of Common Stock being acquired upon the conversion of this Note.  In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) prime broker with DTC through its Deposits and Withdrawal at Custodian (“DWAC”) program (provided that the same time periods herein as for stock certificates shall apply).

 $60,000.00 Convertible Note
Issued by: HDS International Corp.
Holder: SirenGPS, Inc.

(ii)   Charges, Expenses.  Issuance of Common Stock to Holder, or any of its assignees, upon the conversion of this Note shall be made without charge to the Holder for any issuance fee, transfer tax, postage/mailing charge or any other expense with respect to the issuance of such Common Stock. Company shall pay all Transfer Agent fees incurred from the issuance of the Common stock to Holder and acknowledges that this is a material obligation of this Note.

If the Company fails to deliver to the Holder such certificate or certificates (or shares through DTC) pursuant to this Section (free of any restrictions on transfer or legends) prior to 3 Trading Days after the Conversion Date, the Company shall pay to the Holder as liquidated damages an amount equal to $100.00 per day, until such certificate or certificates are delivered. The Company acknowledges that it would be extremely difficult or impracticable to determine the Holder’s actual damages and costs resulting from a failure to deliver the Common Stock and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs. Such liquidated damages will be automatically added to the Principal Amount of the Note.

(c) Reservation and Issuance of Underlying Securities.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (and repayments in Common Stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than 50,000,000 shares of the Company’s common stock as shall be issuable (taking into account the adjustments under this Section 1 but without regard to any ownership limitations contained herein) upon the conversion of this Note to Common Stock (the “Required Reserve”). The Company covenants that all shares of Common Stock that shall be issuable will, upon issue, be duly authorized, validly issued, fully-paid, non-assessable and freely-tradable. If the amount of shares on reserve at the Transfer Agent for this Note drops below the Required Reserve, the Company will, within two (2) business days of written notification from Holder, instruct the Transfer Agent to increase the number of shares so that the Required Reserve is met.  The Company agrees that this is a material term of this Note and any breach of this will result in a default of the Note.

(d) Conversion Limitation.  The Holder will not submit a conversion to the Company that would result in the Holder owning more than 9.99% of the then total outstanding common shares of the Company (“Restricted Ownership Percentage”) nor that would result in more than $5,000.00 of the principal of the note being converted into common stock during any 30-day period.

Section 2.00                                 Defaults and Remedies.

(e) Events of Default.                                       An “Event of Default” is:  (i) a default in payment of any amount due hereunder which default continues for more than 5 business days after the due date; (ii) a default in the timely issuance of underlying shares upon and in accordance with terms hereof, which default continues for 3 Business Days after the Company has failed to issue shares or deliver stock certificates within the 3rd day following the Conversion Date; (iii) failure by the Company for 3 days after notice has been received by the Company to comply with any material provision of the Agreement; (iv) a material breach by the Company of its representations or warranties in the Exchange Agreement; (v) if the Company is subject to any Bankruptcy Event; (vi) any failure of the Company to satisfy its  “filing” obligations under the rules and guidelines issued by OTC Markets News Service, OTC Markets.com and their affiliates and/or the U.S. Securities & Exchange Commission, with a 60-day grace period to get compliant with public company reporting requirements from the date of issuance of this note; (vii) any failure of the Company to provide the Holder with information related to the corporate structure including, but not limited to, the number of authorized and outstanding shares, public float, etc. within 3 days of request by Holder; (viii) failure to have sufficient number of authorized but unissued shares of the Company’s Common Stock available for any conversion; (ix) failure of Company’s Common Stock to maintain a bid price in its trading market which occurs for at least 3 consecutive Trading Days; (x) any delisting for any reason; (xi) failure by Company to pay any of its Transfer Agent fees or to maintain a Transfer Agent of record; (xii) any trading suspension imposed by the Securities and Exchange Commission under Sections 12(j) or 12(k) of the 1934 Act; (xiii) any breach of Section 1.00 (c); or (xiv) failure of the Company to remain compliant with DTC, thus incurring a “chilled” status with DTC;

 $60,000.00 Convertible Note
Issued by: HDS International Corp.
Holder: SirenGPS, Inc.

(f) Remedies.  If an Event of Default occurs and is continuing with respect to the Note, the Holder may declare all of the then outstanding Principal Amount of this Note to be due and payable immediately without further action or notice. In the event of such acceleration, the amount due and owing to the Holder shall be increased to 120% of the outstanding Principal Amount of the Note held by the Holder plus all accrued and unpaid interest, fees, and liquidated damages, if any. Secondarily, this Note shall accrue additional interest on any unpaid principal from and after the occurrence and during the continuance of an Event of Default at a rate of 10% per annum. Additionally, the occurrence of any Event of Default of this Note will result in an additional permanent 5% increase to the Conversion Price discount. Finally, the Note will accrue liquidated damages of $100.00 per day from and after the occurrence and during the continuance of an Event of Default. The Company acknowledges that it would be extremely difficult or impracticable to determine the Holder’s actual damages and costs resulting from an Event of Default and any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs. The remedies under this Note shall be cumulative and automatically added to the principal value of the Note.

Section 3.00 General.

(g) Payment of Expenses.  The Company agrees to pay all reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(h) Assignment, Etc.  The Holder may assign or transfer this Note to any transferee only upon written approval by the Company, which will not be unreasonably withheld.  This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

 $60,000.00 Convertible Note
Issued by: HDS International Corp.
Holder: SirenGPS, Inc.

(i) Governing Law; Jurisdiction.

(i) Governing Law.  This note will be governed by and construed in accordance with the laws of the state of Illinois without regard to any conflicts of laws or provisions thereof that would otherwise require the application of the law of any other jurisdiction.

(ii)           Jurisdiction.  Any dispute or claim arising to or in any way related to this Note or the rights and obligations of each of the parties hereto shall be settled in the appropriate State or Federal Court in Cook County, Illinois (Chicago).  The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.
(ii)           No Jury Trial.  The Company hereto knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this note.

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 $60,000.00 Convertible Note
Issued by: HDS International Corp.
Holder: SirenGPS, Inc.

IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be duly executed on the day and in the year first above written.

HDS INTERNATIONAL CORP.

By:                  /s/Vikram Grover

Name:            Vikram Grover

Title:            CEO

Date:            02/17/2016

This Note is acknowledged as:                                                    SirenGPS $60,000 Convertible Note

 $60,000.00 Convertible Note
Issued by: HDS International Corp.
Holder: SirenGPS, Inc.